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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               Date of report (Date of earliest event reported):
                      January 18, 2001 (January 17, 2001)



                               Netpliance, Inc.
              (Exact name of registrant as specified in charter)


    Delaware                       001-15715                    74-2902814
    --------                       ---------                    ----------

(State or Other                (Commission File                (IRS Employer
Jurisdiction of                    Number)                   Identification No.)
Incorporation)



           7501B North Capital of Texas Highway, Austin, Texas 78731
           ---------------------------------------------------------
             (Address of principal executive offices)  (Zip code)



              Registrant's telephone number, including area code:
                                (512) 681-8300

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Item 5. Other Events.

        On January 17, 2000 the Registrant received notice from The Nasdaq Stock Market, Inc. ("Nasdaq") that its common stock failed to maintain the minimum bid price of at least $1.00, as required by Nasdaq Marketplace Rule 4450(a)(5), over a period of 30 consecutive trading days. Nasdaq has provided the Registrant with 90 days, or until April 17, 2001, to comply with Nasdaq Marketplace Rule 4450(a)(5). If at any time before April 17, 2001 the bid price for the Registrant's common stock is at least $1.00 for 10 consecutive trading days, the staff of the Nasdaq will determine if the Registrant complies with the rule. If the Registrant is unable to demonstrate compliance with the rule by April 17, 2001, the Registrant's common stock will be subject to delisting from the Nasdaq Stock Market. Any such determination of Nasdaq may be appealed by the Registrant to a Nasdaq Listing Qualifications Panel.

        Further information is provided in the press release attached as Exhibit
99.1 hereto, which is incorporated herein by reference.


Item 7. Financial Statements and Exhibits.



             (c)  Exhibits


        99.1  Press Release dated January 17, 2001.

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                                   SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Dated:  January 18, 2001        NETPLIANCE, INC.



                                     By:     /s/ FRANCIS S. (KIT) WEBSTER
                                             ------------------------------
                                     Name:   Francis S. (Kit) Webster
                                             ------------------------------
                                     Title:  Chief Financial Officer
                                             ------------------------------


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                               INDEX TO EXHIBITS

 Exhibit
 Number                               Description
 ------                               -----------


  99.1            Press Release dated January 17, 2001.